Exhibit 99.1

[Xcel Energy Letterhead]

December 20, 2007

XCEL ENERGY INC. ANNOUNCES CLOSING OF EXCHANGE OFFER

Offer to Exchange Its 5.613% Senior Notes, Series A due 2017

MINNEAPOLIS — Xcel Energy Inc. (NYSE: XEL) announced today the settlement of its exchange offer (not a redemption) to refinance a portion of the company’s outstanding long-term debt securities.  The exchange offer expired at 5:00 p.m., New York City time, on December 12, 2007 (the “Expiration Date”).

Xcel Energy offered to exchange up to $253,979,000 aggregate principal amount of its 5.613% Senior Notes, Series A due 2017 (the “Outstanding Notes”).

At the Expiration Date, $253,979,000 Outstanding Notes were validly tendered for exchange and not validly withdrawn.  In connection with the settlement of the exchange offer, Xcel Energy has:

•                  accepted all of the Outstanding Notes that were validly tendered and not validly withdrawn; and

•                  issued to the holder of the Outstanding Notes whose securities were accepted for exchange an equal principal amount of its 5.613% Senior Notes, Series B due 2017 (the “Exchange Notes”), which have been registered under the Securities Act of 1933.

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Outstanding Notes.  The exchange offer was made only by the prospectus dated November 9, 2007.